SEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 14th day of February, 2017 by and among THE PRIVATEBANK AND TRUST COMPANY (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (f/k/a Automatic Screw Machine Products Company, Inc.) (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, each Borrower has requested that Lender amend certain provisions of the Loan Agreement, and Lender is willing to do so subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.
Section 2    Amendment of the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 3 of this Amendment and in reliance on the representations and warranties made by the Loan Parties set forth herein, the Loan Agreement is hereby amended as follows:
(a)    Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in alphabetical order, to read as follows:
‟Bank Products Provider shall mean Wells Fargo Bank, National Association or any other financial institution or provider selected from time to time by the Loan Parties for purposes of providing credit or debit card services and other card program services.
Wells Fargo Blocked Account Agreement shall have the meaning set forth in Section 7.”

(b)    The definition of ‟Excluded Accounts” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
‟Excluded Accounts shall mean, collectively, (a) local petty cash accounts maintained by any Loan Party in proximity to their operations so long as the aggregate balance on deposit in all such deposit accounts does not exceed $250,000 in the aggregate at any time outstanding, (b)(i) deposit and securities accounts required to be maintained by any Loan Party with a Bank Products Provider in connection with debit cards and credit cards, and other card payment products provided by such Bank Products Provider, and (ii) deposit and securities accounts required to be maintained by any Loan Party with a provider of cash management services to the extent Lender does not provide such cash management services in connection with and in support for such cash management services provided by such provider, provided that the total amount on deposit in all such deposit and securities accounts described in this clause (b)(i) and clause (b)(ii) does not exceed $1,500,000 in the aggregate at any time outstanding.”
(c)    The definition of ‟Permitted Liens” set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word ‟and” appearing immediately prior to clause (ix), (ii) deleting the ‟.” at the end of such definition and substituting ‟; and” therefor and (iii) inserting the following new clause (x) at the end thereof as follows:
‟(x) liens and security interests (including rights of set-off against credit balances) on any deposit or securities account maintained with any credit or debit card issuer or processor, and any funds or securities held in such account (provided that the aggregate amount of such funds and securities does not exceed $1,500,000 in the aggregate at any time outstanding), and securing obligations in respect of debit and credit cards, and other card payment products.”
(d)    Section 7 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Section 7    Account Control Agreements. In the event that any one or more of the Loan Parties delivers to Lender a deposit account control agreement or blocked account agreement, in form and substance reasonably satisfactory to Lender, in respect of any deposit or securities account(s), as the same may be amended, restated, modified or supplemented from time to time, unless such deposit account control agreement or blocked account agreement provides Lender the immediate right to transfer the funds on deposit in such account to the Lender and/or a collateral account designated by Lender that is maintained under its sole dominion and control, Lender shall have the right, at the Lender’s election in its sole discretion, only upon the occurrence and during the continuance of an Event of Default, to provide notice of exercise of control and transfer the funds on deposit in such account to the Lender and/or a collateral account designated by Lender that is maintained under its sole dominion and control; provided, however, that solely in respect of that certain Deposit Account Control Agreement, dated as of February 14, 2017 (as the same may be amended, restated, modified or supplemented from time to time, the “Wells Fargo Blocked Account Agreement”), by and among Wells Fargo Bank, National Association, as first lien agent, Lawson Products, Inc., Lender, as second lien agent, and Wells Fargo Bank, National Association, as the bank, notwithstanding anything to the contrary set forth in the Wells Fargo Blocked Account Agreement, (i) Lender shall have the right, at the Lender’s election in its sole discretion, only upon the occurrence and during the continuance of an Event of Default, to transfer the funds on deposit in such account to the Lender and/or a collateral account designated by Lender that is maintained under its sole dominion and control, and (ii) so long as no Event of Default has occurred and is continuing, at any time when Lender is the ‟Controlling Agent” under and as defined in the Wells Fargo Blocked Account Agreement, Lender shall transfer the funds on deposit in such account as may be requested by any Loan Party.”
(e)    Section 12.10 of the Loan Agreement is hereby amended by amending and restating the penultimate sentence of such Section in its entirety as follows:
‟Each Loan Party shall enter into agreements with Lender for all of its needs in connection with cash management services; provided, however, that the Loan Parties shall be permitted (a) to maintain credit and debit card services, and other card payment products, with any Bank Products Provider, and in connection therewith, to the extent required by any such provider, to open and maintain any Excluded Accounts, and (b) obtain and maintain cash management services from other providers to the extent that Lender does not provide such requested cash management service and in connection therewith, to the extent required by any such provider, to open and maintain any Excluded Accounts.”
Section 3    Conditions Precedent. The amendments set forth in Section 2 shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of Lender in its sole discretion:
(a)    Lender shall have received a fully executed copy of this Amendment, in form and substance reasonably acceptable to Lender, executed by each of the Borrowers and Lender; and
(b)    The representations and warranties set forth in Section 4 below shall be true and correct.
Section 4    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Amendment, to Lender as follows:
(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;
(b)    No Default or Event of Default exists;

(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;
(d)    The execution, delivery and performance by each Loan Party of this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and
(e)    This Amendment and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.
Section 5    Fees and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.
Section 6    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
Section 7    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement, as modified hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.
Section 8    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 9    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
Section 10    Governing Law; Other Waivers. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.
Section 11    Release. In consideration of Lender’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
[SIGNATURE PAGES FOLLOW]

(Signature Page to Seventh Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

(Signature Page to Seventh Amendment to Loan and Security Agreement)

LENDER:	THE PRIVATEBANK AND TRUST COMPANY
	By:	/s/ Joseph G. Fudacz
Joseph G. Fudacz
Managing Director